                                                                   Exhibit 10.22

________________________________________________________________________________

                          LOAN AND SECURITY AGREEMENT
                                  @ROAD, INC.

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                      Page
1    ACCOUNTING AND OTHER TERMS.....................................................    4
-    --------------------------

2    LOAN AND TERMS OF PAYMENT......................................................    4
-    -------------------------
     2.1     Advances...............................................................    4
     2.2     Interest Rate, Payments................................................    4
     2.3     Fees...................................................................    5

3    CONDITIONS OF LOANS............................................................    5
-    -------------------
     3.1     Conditions Precedent to Initial Advance................................    5
     3.2     Conditions Precedent to all Advances...................................    5

4    CREATION OF SECURITY INTEREST..................................................    5
-    -----------------------------
     4.1     Grant of Security Interest.............................................    5

5    REPRESENTATIONS AND WARRANTIES.................................................    5
-    ------------------------------
     5.1     Due Organization and Authorization.....................................    5
     5.2     Litigation.............................................................    6
     5.3     Regulatory Compliance..................................................    6
     5.4     Subsidiaries...........................................................    6
     5.5     Full Disclosure........................................................    6

6    AFFIRMATIVE COVENANTS..........................................................    6
-    ---------------------
     6.1     Government Compliance..................................................    6
     6.2     Taxes..................................................................    7
     6.3     Primary Accounts.......................................................    7
     6.4     Further Assurances.....................................................    7

7    NEGATIVE COVENANTS (NOT IN EFFECT AS LONG AS THE OBLIGATIONS
-    ------------------------------------------------------------
     ARE SECURED BY A CERTIFICATE OF DEPOSIT).......................................    7
     ---------------------------------------
     7.1     Changes in Business, Ownership, Management or Business Locations.......    7
     7.2     Compliance.............................................................    7

8    EVENTS OF DEFAULT..............................................................    7
-    -----------------
     8.1     Payment Default........................................................    7
     8.2     Covenant Default.......................................................    7
     8.3     Material Adverse Change................................................    8
     8.4     Attachment.............................................................    8
     8.5     Insolvency.............................................................    8
     8.6     Other Agreements.......................................................    8
     8.7     Judgments..............................................................    8
     8.8     Misrepresentations.....................................................    8

9    BANK'S RIGHTS AND REMEDIES.....................................................    8
-    --------------------------
     9.1     Rights and Remedies....................................................    8
     9.2     Remedies Cumulative....................................................    9

10   NOTICES........................................................................    9
--   -------

11   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.....................................    9
--   ------------------------------------------

12   GENERAL PROVISIONS.........................................................      9
--   ------------------
     12.1     Successors and Assigns............................................      9
     12.2     Indemnification...................................................     10
     12.3     Time of Essence...................................................     10
     12.4     Severability of Provision.........................................     10
     12.5     Amendments in Writing, Integration................................     10
     12.6     Counterparts......................................................     10
     12.7     Survival..........................................................     10
     12.8     Confidentiality...................................................     10
     12.9     Attorneys' Fees, Costs and Expenses...............................     10

13   DEFINITIONS................................................................     11
--   -----------
     13.1     Definitions.......................................................     11

       This LOAN AND SECURITY AGREEMENT dated June 30, 1999 between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and @ROAD, INC. ("Borrower"), whose address is 45635 Northport Loop East, Fremont, California 94538 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1      ACCOUNTING AND OTHER TERMS
       --------------------------

       Accounting terms not defined in this Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2      LOAN AND TERMS OF PAYMENT
       -------------------------

2.1    Advances.

       Borrower will pay Bank the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances.

2.1.1  Revolving Advances.

       (a) Bank will make Advances not exceeding the Committed Revolving Line. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

       (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due-to such reliance.

       (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.2    Interest Rate, Payments.

       (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of 2 percentage points above the CD Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. Interest is computed on a 360 day year for the actual number of days elapsed.

       (b) Payments. Interest due on the Committed Revolving Line is payable on the 28th of each month. Bank may debit any of Borrower's deposit accounts including Account Number_____________ for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.3  Fees.

     Borrower will pay:

     (a) Facility Fee. A fully earned, non-refundable Facility Fee of $250 due on the Closing Date; and

     (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement. are payable when due.

3    CONDITIONS OF LOANS
     -------------------

3.1  Conditions Precedent to Initial Advance.

     Bank's obligation to make the initial Advance is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2  Conditions Precedent to all Advances.

     Bank's obligations to make each Advance, including the initial Advance, is subject to the following:

     (a) timely receipt of any Payment/Advance Form; and

     (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Advance and no Event of Default may have occurred and be continuing, or result from the Advance. Each Advance is Borrowers representation and warranty on that date that the representations and warranties of Section 5 remain true.

4    CREATION OF SECURITY INTEREST
     -----------------------------

4.1  Grant of Security Interest.

     Borrower grants Bank a security interest in the Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Bank's security interest is a first priority security interest in the Collateral. Bank may place a "hold" on the certificate of deposit pledged as Collateral.

5    REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrower represents and warrants as follows:

5.1  Due Organization and Authorization.

     Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound Borrower is not in default under any agreement to which or by which it is bound in which the default could cause reasonably be expected to cause a Material Adverse Change.

5.2  Litigation.

     Except as shown in the Schedule. there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.3  Regulatory Compliance.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G. T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.4  Subsidiaries.

     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.5  Full Disclosure.

     No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It is recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6    AFFIRMATIVE COVENANTS
     ---------------------

     Borrower will do all of the following:

6.1  Government Compliance.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2  Taxes.

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.3  Primary Accounts.

     Borrower will maintain its at least one operating account with Bank.

6.4  Further Assurances.

     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7    NEGATIVE COVENANTS (NOT IN EFFECT AS LONG AS THE OBLIGATIONS ARE SECURED BY
     ---------------------------------------------------------------------------
A CERTIFICATE OF DEPOSIT).
-------------------------

     Borrower will not do any of the following without Bank's prior, written consent, which will not be unreasonably withheld:

7.1  Changes in Business, Ownership, Management or Business Locations.

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank) of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.2  Compliance.

     Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonable be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8    EVENTS OF DEFAULT
     -----------------

     Any one of the following is an Event of Default:

8.1  Payment Default.

     If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Advance will be made during the cure period);

8.2  Covenant Default.

     If Borrower violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement. any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time. then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Advances will be made during the cure period):

8.3  Material Adverse Change.

     If there (i) occurs a material adverse change in the business operations, or condition (financial or otherwise) of the Borrower.

8.4  Attachment.

     If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed, provided that Borrower provides evidence to Bank that it has begun proceedings to contest the claim, or if a bond is posted pending contest by Borrower (but no Advances will be made during the cure period);

8.5  Insolvency.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Advances will be made before any Insolvency Proceeding is dismissed);

8.6  Other Agreements.

     if there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7  Judgments.

     If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Advances will be made before the judgment is stayed or satisfied); or

8.8  Misrepresentations.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9    BANK'S RIGHTS AND REMEDIES
     --------------------------

9.1  Rights and Remedies.

     When an Event of Default occurs and continues Bank may. without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank:

     (c) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower:, and

     (d) Dispose of the Collateral according to the Code.

9.2  Remedies Cumulative.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

10   NOTICES
     -------

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
     ------------------------------------------

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12   GENERAL PROVISIONS
     ------------------

12.1 Successors and Assigns.

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2  Indemnification.

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from. following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3  Time of Essence.

      Time is of the essence for the performance of all obligations in this Agreement.

12.4  Severability of Provision.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5  Amendments in Writing, Integration.

      All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6  Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7  Survival.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8  Confidentiality.

      In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv)as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either. (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9  Attorneys' Fees, Costs and Expenses.

     In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13   DEFINITIONS
     -----------

13.1 Definitions.

     In this Agreement:

     "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

     "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person. any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "CD Rate" is the valuable rate of interest for Bank's 180 day certificate of deposit rate, even if the announced rate is not Bank's lowest rate.

     "Closing Date" is the date of this Agreement.

     "Code" is the California Uniform Commercial Code.

     "Collateral" is the property described on Exhibit A.
                                               ---------

     "Committed Revolving Line" is an Advance of up to $2,000,000.

     "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith: but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "GAAP" is generally accepted accounting principles.

     "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law. including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "Material Adverse Change" is defined in Section 8.3.

     "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "Permitted Investments" are:

     (a) Investments shown on the Schedule and existing on the Closing Date; and

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poors Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

     "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "Revolving Maturity Date" is December 29, 1999.

     "Schedule" is any attached schedule of exceptions.

     "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

     "Subsidiary" is for any Person. or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person

BORROWER:

@ROAD, INC


By: /s/ Krish Panu
    ---------------------

Title: CEO
       ------------------

BANK:

SILICON VALLEY BANK


By: /s/ Manzzu Kan
    ---------------------

Title: AVP
       ------------------

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of July 23, 1999, by and between @Road, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be
     ------------------------------------
owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 30, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement
          ---------------------------------

          1. Subsection (a) of Section 2.1.1 entitled "Revolving Advances" is hereby amended to read as follows:

               Bank will make Advances not exceeding (i) the Committed Revolving Line minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

          1. Section 2.1.2 entitled "Letters of Credit" is hereby incorporated into the Loan Agreement to read as follows:

               2.1.2 Letters of Credit. Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the Committed Revolving Line minus (ii) the outstanding principal balance of the Advances, but the face amount of outstanding Letters of Credit (including drawn out unreimbursed Letters of Credit and any Letter of Credit Reverse) may not exceed $2,000,000. Each Letter of Credit will expire no later than 180 days after the Revolving Maturity Date provided Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank.

          2. The word Advance is hereby replaced by the words Credit Extension in Sections 2.1, 3.1, 3.2 (except for Subsection (b) of
               Section 3.2), 7.2, 8.1, 8.2, 8.4, 8.5, and 8.7.

          3. The following terms are hereby added to Section 13.1 entitled "Definitions":

               "Credit Extension" is each Advance, Letter of Credit, or any other extension of credit by Bank for Borrower's benefit.

                "Letters of Credit" is defined in Section 2.1.2.

4.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever
     ------------------
necessary to reflect the changes described above.

5.   PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Two
     -------------------
Hundred Fifty Dollars ($250.00) (the "Loan Fee"), plus all out-of-pocket expenses.

6.   NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.   CONDITION. The effectiveness of this Loan Modification Agreement is
     ---------
conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

@ROAD, INC.                             SILICON VALLEY BANK

By: /s/ Krish Panu                      By: /s/ Jeannie Kao
   -----------------------                 -------------------------
Name: Krish Panu                        Name: Jeannie Kao
     ---------------------                   -----------------------
Title:   CEO                            Title:     SVP
      --------------------                     ---------------------

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of December 29, 1999, by and between @Road, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
     ------------------------------------
be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 30, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement
          ---------------------------------

          1. The following term under Section 13.1 entitled "Definitions" is hereby amended to read as follows:

               "Revolving Maturity Date" is March 31, 2000

4.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever
     ------------------
necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                              BANK:

@ROAD, INC                             SILICON VALLEY BANK


By: /s/ Thomas C. Hoster               By: /s/ Manzzu Kan
   ---------------------                   -----------------

Name: Thomas C. Hoster                 Name:  /s/ Manzzu Kan
     -------------------                     ------------------

Title: VP & CFO                        Title: VP
      ------------------                      -----------------

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of March 31, 2000, by and between @Road, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
     ------------------------------------
be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 30, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness
     ----------------------------------------
is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement
          ---------------------------------

          1. The following term under Section 13.1 entitled "Definitions" is hereby amended to read as follows:

               "Reaching Maturity Date" is March 31, 2001

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     ------------------
wherever necessary to reflect the changes described above.

5.   PAYMENT OF LOAN FEE.  Borrower shall pay Lender a fee in the amount of Two
     -------------------
Hundred Fifty Dollars ($250.00)("Loan Fee") plus all out-of-pocket expenses.

6.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.   CONDITIONS. The effectiveness of this Loan Modification Agreement is
     ----------
conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                          BANK:

@ROAD, INC.                        SILICON VALLEY BANK

By: /s/ Thomas C. Hoster           By: /s/ Martin Kan
   ---------------------              -------------------
Name:  Tom Hoster                  Name:   Martin Kan
      ------------------                -----------------
Title:     CFO                     Title:      VP
      ------------------                 ----------------


                                       2